Exhibit 5.1


                       Opinion of James I. Edelson, Esq.

                                                              January 13, 2004

Overseas Shipholding Group, Inc.
511 Fifth Avenue
New York, New York 10017

                    Re: Registration Statement on Form S-3

Ladies and Gentlemen:

          I am the Associate General Counsel of Overseas Shipholding Group, Inc, a Delaware corporation (the "Company"), and have served as counsel to the Company in connection with the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on January 13, 2004 (the "Registration Statement"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities with an aggregate public offering price of up to $500,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company: (i) senior debt securities, subordinated debt securities or convertible debt securities of the Company, in one or more series (in each case, the "Debt Securities"), which may be issued pursuant to an indenture relating to such Debt Securities in the form filed as an exhibit to the Registration Statement (the "Indenture") and
(ii) shares of common stock of the Company, $1.00 par value per share (the "Common Stock"). The Registration Statement also relates to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of 1,600,000 shares of Common Stock held by certain selling shareholders. The Debt Securities and Common Stock are collectively referred to herein as the "Offered Securities".

          This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

          In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

          (i) the Registration Statement;

          (ii) the Indenture filed as an exhibit to the Registration Statement;

          (iii) the Certificate of Incorporation of the Company, as amended, and certified by the Secretary of State of the State of Delaware as being currently in effect (the "Certificate of Incorporation");

          (iv) the By-Laws of the Company, as amended to date currently in effect (the "By-Laws"); and

          (v) certain resolutions adopted to date by the board of directors of the Company (the "Board of Directors"), relating to the Offered Securities.

          I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied on statements and representations of officers and other representatives of the Company or of public officials and others.

     My opinions set forth below are limited to the federal laws of the United States and the laws of the State of New York and the corporate laws of the State of Delaware, in each case, that, in my experience, are normally applicable to transactions of the type contemplated by the

Registration Statement. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

          1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture and trustee thereunder have been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Indenture governing the Offered Debt Securities is duly authorized, executed and delivered by the trustee named therein and any Debt Securities that may be issued are executed in accordance with the Indenture by duly authorized officers of such trustee; (iii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable trustee; and (vii) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered upon payment of the agreed-upon consideration therefor, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Debt Securities, when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of the parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

          2. With respect to any offering of Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Common Stock and related matters; (v) the terms of the Offered Common Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion of any Debt Securities), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered, valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name in the Registration Statement and the related prospectus under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                                    Very truly yours,



                                                    /s/ James I. Edelson
                                                    -------------------------
                                                    James I. Edelson
                                                    Associate General Counsel


                                      3